Exhibit 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated December 30, 2019 with respect to the audited financial statements of Proficient Alpha Acquisition Corp. for the year ended September 30, 2019 and the period from July 27, 2018 (inception) through September 30, 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 19, 2021